Exhibit 99.1

Zegarelli Completes Transaction with 2050 Motors, Inc. and Will Continue Trading under Symbol “ZEGG” Until the New Symbol is Processed by FINRA

Zegarelli to Change Name to 2050 Motors, Inc. reflecting the business of distributing the new e-Go EV electric vehicle currently being developed by one of the largest automobile manufactures in China.

INDIO, CA –May 2, 2014 – Zegarelli Group International, Inc. announced today it has completed the Plan and Agreement of Reorganization with 2050 Motors, Inc. and all of its stockholders (“2050 Motors, whereby Zegarelli has acquired all of the issued and outstanding shares of 2050 Motors common stock in exchange for 24,994,670 shares of Zegarelli common stock, and the 2050 Motors stockholders have become the majority owners of Zegarelli. In conjunction with this announcement, Zegarelli, by the written consent and approval of a majority of its stockholders, took the following actions: (i) change of name to 2050 Motors, Inc., (ii) increase the authorized common stock to 100,000,000 shares and (iii) affect a 1-for-4 reverse stock split. Zegarelli will continue to trade under the stock ticker “ZEGG” until FINRA completes its processing and notice requirements, after which time the stock ticker symbol will change to “ETFM”.

2050 Motors, Inc. has an exclusive license, subject to minimum sales requirements, to import, market and sell in the United States, Puerto Rico, the US Territories and Peru, the “e-Go” lightweight carbon fiber all-electric vehicle design and electric light truck, manufactured by Jiangsu Aoxin New Energy Automobile Co., LTD (“Aoxin Automobile”) located in the People’s Republic of China (“PRC”). Aoxin Automobile is a wholly-owned subsidiary of Dongfeng Motor Corporation (“Dongfeng Motor”) which is one of the largest automobile manufacturers in China, producing 3.76 million cars and trucks in 2012. Aoxin Automobile was funded by Dongfeng Motor to develop and manufacture a lightweight, super-efficient, carbon fiber e-Go EV electric car (“e-Go EV”).

The e-Go EV is a unique electric vehicle. It will be the only production line electric vehicle with a carbon fiber body manufactured by a new process that uses robotics to produce parts, which significantly reduces the production time and cost of carbon fiber components. The carbon fiber composite material is five times stronger than steel, and one third the weight. The e-Go EV is a five passenger automobile that weighs only 1,450 lbs., including its lithium battery pack.

2050 Motors has purchased three demonstration models of the e-Go EV to be delivered to the US by the Summer of 2014. 2050 Motors expects delivery of production vehicles by the Summer of 2015.

Michael Hu, CEO and President of 2050 Motors stated, “The executive team at 2050 Motors is very pleased that we are now a publicly traded company and we are excited and look forward to bring this important new electric vehicle to customers and dealers in the United States. We are immediately focused on helping our Chinese manufacturer to complete the development of the vehicle and the production line and preparing the vehicles needed to complete the required US crash testing in accordance with US Department of Transportation safety standards.”

Statements in this press release about our future expectations, including without limitation, the likelihood that the completion of the acquisition will enable 2050 Motors to leverage the capital markets to execute its growth strategy, and will provide 2050 Motors stockholders an opportunity to be an investor in a company that is well positioned for growth based on the growing need of the public for electric vehicles; the likelihood that 2050 Motors will accelerate its market strategy and will bring significant value to 2050 Motors and Zegarelli’s stockholders, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Alfred E. Booth, Jr.

(760)-848-4606